For the Annual period ended 12/31/97
File Number 811-7064


                        SUB-ITEM 77Q-1(e)

                   THE TARGET PORTFOLIO TRUST
                 (International Bond Portfolio)

                      SUBADVISORY AGREEMENT



      Agreement made as of this _____  day  of

___________28th day of August,  1997,  between

Prudential  Investments  Fund  Management  LLC

(PIFM or the Manager), a Delaware Corporation,

and   [Name  of  Adviser]  (the  Adviser),   a

[corporation,  partnership, LLC  etc.]Delaware

International Advisers Ltd. (the  Adviser),  a

company   organized   under   the   laws    of

[Jurisdiction]England.

       WHEREAS,  PIFM  has  entered   into   a

management     agreement    (the    Management

Agreement)  with  The Target  Portfolio  Trust

(the  Trust), a Delaware business trust and  a

diversified  open-end  management   investment

company   registered  under   the   Investment

Company  Act of 1940 (the 1940 Act),  pursuant

to  which  PIFM  will act as  manager  of  the

Trust.

      WHEREAS, shares of the Trust are divided

into  separate  series or portfolios  (each  a

portfolio),   each  of  which  is  established

pursuant  to  a resolution of the Trustees  of

the  Trust and the Trustees may from  time  to

time  terminate such portfolios  or  establish

and terminate additional portfolios.

      WHEREAS, PIFM has the responsibility  of

evaluating,   recommending,  supervising   and

compensating  investment  advisers   to   each

portfolio  of the Trust and desires to  retain

the  Adviser  to  provide investment  advisory

services  to the International Bond  Portfolio

of  the  Trust  (the Portfolio) in  connection

with  the  management of  the  Trust  and  the

Adviser  is  willing to render such investment

advisory services.

      NOW,  THEREFORE,  the Parties  agree  as

follows:

     1.    (a)  Subject to the supervision  of

     the  Manager and of the Trustees  of  the

     Trust,  the  Adviser  shall  manage   the

     investment  operations of  the  Portfolio

     and  the  composition of  its  portfolio,

     including  the  purchase,  retention  and

     disposition  thereof, in accordance  with

     the  Portfolio's  investment  objectives,

     policies  and restrictions as  stated  in

     the   Prospectus  (such  Prospectus   and

     Statement  of  Additional Information  as

     currently  in  effect and as  amended  or

     supplemented  from time  to  time,  being

     herein   called   the  "Prospectus")   as

     delivered  to  the Adviser from  time  to

     time  by the Manager and subject  to  the

     following understandings:

           (i)    The  Adviser  shall  provide

     supervision     of    the     Portfolio's

     investments  and determine from  time  to

     time what investments and securities will

     be purchased, retained, sold or loaned by

     the  Portfolio, and what portion  of  the

     assets   will   be   invested   or   held

     uninvested as cash.

           (ii)   In  the performance  of  its

     duties   and   obligations   under   this

     Agreement,  the  Adviser  shall  act   in

     conformity with the Declaration of Trust,

     By-Laws  and Prospectus of the Trust  and

     the  Portfolio as provided to the Adviser

     by  the Manager in the Directory of  Fund

     Organization  Documents,  Agreements  and

     Procedures    and   with   the    written

     instructions   and  directions   of   the

     Manager and of the Trustees of the  Trust

     and  will conform to and comply with  the

     requirements   of  the  1940   Act,   the

     Internal  Revenue Code of  1986  and  all

     other  applicable federal and state  laws

     and regulations.

           (iii)   The Adviser shall determine

     the      securities      and      futures

     contraccommodities or other assets to  be

     purchased  or  sold by the Portfolio  and

     will   place  orders  pursuant   to   its

     determination   with  or   through   such

     persons,  brokers,  dealers  or   futures

     commission merchants (including  but  not

     limited    to    Prudential    Securities

     Incorporated)  to carry  out  the  policy

     with respect to brokerage as set forth in

     the  Trust's  Registration Statement  and

     Prospectus or as the Trustees may  direct

     from  time  to  time.  In  providing  the

     Portfolio with investment supervision, it

     is  recognized that the Adviser will give

     primary  consideration  to  securing  the

     most  favorable  price  and  efficienbest

     execution.  Within the framework of  this

     policy,  the  Adviser  may  consider  the

     financial  responsibility,  research  and

     investment information and other services

     provided  by brokers, dealers or  futures

     commission merchants who may effect or be

     a  party to any such transaction or other

     transactions to which the Adviser's other

     clients may be a party.  It is understood

     that  Prudential Securities  Incorporated

     may  be  used  as  principal  broker  for

     securities  transactions  but   that   no

     formula  has been adopted for  allocation

     of the Portfolio's investment transaction

     business.  It is also understood that  it

     is  desirable  for  the  Trust  that  the

     Adviser   have   access  to  supplemental

     investment   and  market   research   and

     security  and economic analysis  provided

     by    brokers   or   futures   commission

     merchants   who  may  execute   brokerage

     transactions  at  a higher  cost  to  the

     Trust  than  may  result when  allocating

     brokerage  to other brokers on the  basis

     of  seeking the most favorable price  and

     efficienbest  execution.  Therefore,  the

     Adviser is authorized to place orders for

     the  purchase and sale of securities  and

     commodities  or  other  assets  for   the

     Portfolio  with such brokers  or  futures

     commission merchants, subject  to  review

     by  the  Trustees from time to time  with

     respect to the extent and continuation of

     this practice.  It is understood that the

     services  provided  by  such  brokers  or

     futures  commission  merchants   may   be

     useful to the Adviser in connection  with

     the Adviser's services to other clients.

           On occasions when the Adviser deems

     the  purchase  or  sale  of  a  security,

     commodity   or other asset to be  in  the

     best interest of the Portfolio as well as

     other   clients  of  the   Adviser,   the

     Adviser,  to  the  extent  permitted   by

     applicable laws and regulations, may, but

     shall   be   under   no  obligation   to,

     aggregate the securities, commodities  or

     other  assets to be sold or purchased  in

     order  to obtain the most favorable price

     or   lower   brokerage  commissions   and

     efficienbest execution.  In  such  event,

     allocation of the securities, commodities

     or  other assets so purchased or sold, as

     well  as  the  expenses incurred  in  the

     transaction, will be made by the  Adviser

     in the manner the Adviser considers to be

     the  most  equitable and consistent  with

     its  fiduciary obligations to  the  Trust

     and to such other clients.

           (iv) The Adviser shall maintain all

     books  and  records with respect  to  the

     portfolio   transactions   required    by

     subparagraphs (b)(5), (6), (7), (9), (10)

     and  (11) and paragraph (f) of Rule 31a-1

     under  the  1940 Act and shall render  to

     the  Trustees such periodic  and  special

     reports   as  the  Board  may  reasonably

     request.

           (v)  The Adviser shall provide  the

     Trust's  Custodian on each  business  day

     with   information   relating   to    all

     transactions  concerning the  Portfolio's

     assets and shall provide the Manager with

     such  information  upon  request  of  the

     Manager.

            (vi)   The  investment  management

     services   provided   by   the    Adviser

     hereunder  are  not  exclusive,  and  the

     Adviser  shall be free to render  similar

     services  to  others; provided,  however,

     that the Adviser agrees that neither  it,

     nor  any  of  its affiliated persons  (as

     defined  in  the 1940 Act),it shall  not,

     fund,during  the term of  this  Agreement

     and  for the period of one year after the

     termination of this Agreement,  serve  or

     accept  retention as investment  adviser,

     investment  manager  or  similar  service

     provider, with or for the benefit  of  an

     international fixed income fund  that  is

     an  during the term of this Agreement and

     for  the  period  of one year  after  the

     termination  of this Agreement,  with  or

     for the benefit of any investment company

     registered  under the 1940 Act  and  that

     seeks  as a primary market for its shares

     asset  allocation  programs  similar   in

     nature   and  market  to  the  Prudential

     Securities Target Program.  For  purposes

     of  this  Agreement, an asset  allocation

     program shall be deemed to be similar  in

     nature   and  market  to  the  Prudential

     Securities  Target Program  only  if  (A)

     itit (A) is sponsored by a retail broker-

     dealer, (B) provides for the provision of

     investment  advice  to investors  wherein

     one    or   more   investment   companies

     sponsored  by  the  retail  broker-dealer

     serve  as  potential investment  vehicles

     into which investment may be recommended,

     and   (C)   is   marketed  primarily   to

     investors domiciled in the United States.

     In    addition,    notwithstanding    the

     foregoing, the provisions of this Section

     1(a)  (vi)  shall be of no further  force

     and  effect 90 days after written  notice

     to  the  Adviser  by  the  Trust  or  the

     Manager   of  the  termination   of   the

     Adviser's    services   hereunder,    and

     provided  further,  that  nothing  herein

     shall  be deemed to prohibit the  Adviser

     from  continuing to serve in its existing

     capacity   as   investment   adviser   or

     investment   manager  for  its   existing

     clients.

     (b)   Services  to  be furnished  by  the

     Adviser  under  this  Agreement  may   be

     furnished  through the medium of  any  of

     its        [directors/partners]directors,

     officers or employees.

     (c)    The   Adviser   shall   keep   the

     Portfolio's books and records required to

     be  maintained by the Adviser pursuant to

     paragraph   1(a)(iv)  hereof  and   shall

     timely   furnish  to  the   Manager   all

     information  relating  to  the  Adviser's

     services hereunder needed by the  Manager

     to  keep  the other books and records  of

     the  Trust  required by Rule 31a-1  under

     the 1940 Act. The Adviser agrees that all

     records   which  it  maintains  for   the

     Portfolio  are the property of the  Trust

     and  the  Adviser will surrender promptly

     to the Trust any of such records upon the

     Trust's  request.   The  Adviser  further

     agrees   to  preserve  for  the   periods

     prescribed by Rule 31a-2 under  the  1940

     Act  any such records as are required  to

     be maintained by it pursuant to paragraph

     1(a) hereof.

     (d)    The  Adviser  agrees  to  maintain

     adequate compliance procedures to  ensure

     its  compliance with the  1940  Act,  the

     Investment Advisers Act of 1940 (Advisers

     Act)  and  other  applicable  state   and

     federal laws and regulations.

      (e)   The Adviser shall furnish  to  the

Manager  copies  of  all records  prepared  in

connection  with (i) the performance  of  this

Agreement  and (ii) the maintenance  ofreports

prepared  in  accordance with  the  compliance

procedures  maintained pursuant  to  paragraph

1(d)  hereof  as  the Manager  may  reasonably

request.

      2.    The Manager shall continue to have

responsibility for all services to be provided

to  the  Portfolio pursuant to the  Management

Agreement  and  shall oversee and  review  the

Adviser's performance of its duties under this

Agreement.

      3.    The  Manager shall compensate  the

Adviser  for  the  services provided  and  the

expenses assumed pursuant to this  Subadvisory

Agreement,  a  fee  at  the  annual  rate   of

[.30].30 of 1% of the average daily net assets

of  the  Portfolio.  This fee will be computed

daily and paid monthly.

      4.   The Adviser shall not be liable for

any error of judgment or for any loss suffered

by  the Portfolio, the Trust or the Manager in

connection  with  the matters  to  which  this

Agreement  relates, except  a  loss  resulting

from  willful misfeasance, bad faith or  gross

negligence  on  the  Adviser's  part  in   the

performance of its duties or from its reckless

disregard of its obligations and duties  under

this Agreement.

      5.    This  Agreement shall continue  in

effect  for  a period of more than  two  years

from  the  date hereof only so  long  as  such

continuance is specifically approved at  least

annually  in  conformity with the requirements

of  the 1940 Act; provided, however, that this

Agreement  may be terminated by the  Trust  at

any  time, without the payment of any penalty,

by  the  Trustees or by vote of a majority  of

the  outstanding voting securities (as defined

in  the 1940 Act) of the Portfolio, or by  the

Manager  or  the Adviser at any time,  without

the  payment of any penalty, on not more  than

60 days' nor less than 30 days' written notice

to  the  other  party.  This  Agreement  shall

terminate  automatically in the event  of  its

assignment  (as defined in the  1940  Act)  or

upon   the   termination  of  the   Management

Agreement.

      6.    Nothing  in  this Agreement  shall

limit  or  restrict the right of  any  of  the

Adviser's       [directors/partners]directors,

officers  or employees to engage in any  other

business  or  to devote his or  her  time  and

attention in part to the management  or  other

aspects  of any business, whether of a similar

or  dissimilar nature, nor limit the Adviser's

right  to engage in any other business  or  to

render  services  of any  kind  to  any  other

corporation,  firm, individual or association,

except  as  described  in  Paragraph  1(a)(vi)

above.

      7.    During the term of this Agreement,

the  Manager agrees to furnish the Adviser  at

its  principal office all prospectuses,  proxy

statements,  reports  to  shareholders,  sales

literature  or  other  material  prepared  for

distribution to shareholders of the  Trust  or

the  public, which refer to the Adviser in any

way,  prior  to  use thereof and  not  to  use

material if the Adviser reasonably objects  in

writing five business days (or such other time

as  may  be  mutually  agreed)  after  receipt

thereof.  Sales literature may be furnished to

the  Adviser  hereunder  by  first  class   or

overnight   mailovernight  mail   or   courier

service,  facsimile transmission equipment  or

hand  delivery. or at least ten business  days

prior to the intended date of first use.

      8.    This  Agreement may be amended  by

mutual  consent, but the consent of the  Trust

must  be  obtained  in  conformity  with   the

requirements of the 1940 Act.













































9.    THIS AGREEMENT SHALL BE GOVERNED BY  THE

LAWS OF THE STATE OF NEW YORK.



      IN  WITNESS WHEREOF, the Parties  hereto

have caused this instrument to be executed  by

their officers designated below as of the  day

and year first above written.





                                    PRUDENTIAL
  INVESTMENTS FUND MANAGEMENT LLC



                            By  /s/ Robert  F.
  Gunia
                                   Robert   F.
  Gunia
                                Executive Vice
  President




                           [NAME OF ADVISER]



                           By
                                [Name]
                                [Title]
  DELAWARE INTERNATIONAL ADVISERS LTD.



                            By   /s/   Ian  G.
  Sims
                                Ian G. Sims
                                        Deputy
  Managing Director, Chief
                                    Investment
  Officer -  Global Fixed Income